                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 6, 2002


                           SYNAGRO TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                         Commission File Number 0-21054



DELAWARE                                                    76-0511324

(State or other jurisdiction of                             (IRS Employer
Incorporation or organization)                              Identification No.)



1800 BERING, SUITE 1000                                     HOUSTON, TEXAS 77057
(Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (713) 369-1700

ITEM 4.    Changes in Registrant's Certifying Accountant:

Based on the recommendation of the Audit Committee, effective July 31, 2002, the Board of Directors of Synagro Technologies, Inc. (the "Company") approved the dismissal of its independent auditors, Arthur Andersen LLP ("Andersen"), and appointed PricewaterhouseCoopers LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2002.

Andersen's reports on the consolidated financial statements of the Company for the fiscal years ended December 31, 2000, and December 31, 2001, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and the subsequent interim periods through July 31, 2002, there were no disagreements between the Company and Andersen on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company's financial statements for such periods; and there were no reportable events as listed in Item 304 (a) (1) (v) of Regulation S-K.

The Company has not, during the Company's two most recent fiscal years or the subsequent interim periods through July 31, 2002, consulted with PricewaterhouseCoopers regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any other matters or reportable events as listed in Items 304 (a) (2)
(i) and (ii) of Regulation S-K.

The Company has provided Andersen with a copy of the foregoing disclosures, but has been informed by Andersen that it does not intend to provide a statement whether it agrees or disagrees with such disclosures because it no longer has a partner remaining with the firm that has knowledge of relevant information. Accordingly, pursuant to Item 304T of Regulation S-K, no response from Andersen will be filed as an exhibit hereto.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED:  August 6, 2002

                                           SYNAGRO TECHNOLOGIES, INC.

                                           By:      /s/ J. PAUL WITHROW
                                              ----------------------------------
                                              (Executive Vice President & Chief
                                              Financial Officer)








                                       3